     As filed with the Securities and Exchange Commission on August 12, 2002

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         FEDERAL REALTY INVESTMENT TRUST
       (Exact name of registrant as specified in its governing instrument)


                      Maryland                                                        52-0782497
(State or other jurisdiction of incorporation or organization)           (I.R.S. employer  identification no.)

                           1626 East Jefferson Street
                               Rockville, MD 20852
                                 (301) 998-8100
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Dawn M. Becker
                  Vice President, General Counsel and Secretary
                         Federal Realty Investment Trust
                           1626 East Jefferson Street
                               Rockville, MD 20852
                                 (301) 998-8100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                                 James E. Showen
                                  Kevin L. Vold
                             HOGAN & HARTSON L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-63619

         If this form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
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

---------------------------------------------------------------------------------------------------------------------
        Title of Each Class of Securities                     Proposed Maximum                     Amount of
              Being Registered (1)                        Aggregate Offering Price (2)       Registration Fee (3)(4)
---------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Shares, Common Shares                   $26,419,500                        $2,431
---------------------------------------------------------------------------------------------------------------------

(1) This registration statement also covers delayed delivery contracts that may be issued by the registrant under which the part purchasing such contracts may be required to purchase Debt Securities, Preferred Shares or Common Shares. Such contracts may be issued together with the securities to which they relate. In addition, securities registered hereunder either may be sold separately or as units comprised of more than one type of security registered hereunder.

(2) In U.S. dollars or the equivalent thereof in one or more foreign currencies (such as European Currency Units).

(3) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4) A total of $500,000,000 of securities were registered under Registration No. 333-63619, of which $132,097,500 remain unsold as of the date hereof. A filing fee of $147,500 was previously paid with the earlier registration statement (and a filing fee of $483 was paid in connection with $1,399,996 of securities carried forward onto such filing from the registrant's Registration Statement on Form S-3 (Registration No. 33-63687)).

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information included or incorporated by reference in the Registration Statement on Form S-3 filed by Federal Realty Investment Trust with the Securities and Exchange Commission, File No. 333-63619, is incorporated by reference into this Registration Statement.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on this 12th day of August, 2002.

                              FEDERAL REALTY INVESTMENT TRUST

                                   By: /s/ Steven J. Guttman
                                      -------------------------
                                      Steven J. Guttman
                                      Chairman of the Board and Chief Executive
                                      Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 12th day of August, 2002.
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

               Signature                                                  Title
               ---------                                                  -----
/s/ Steven J. Guttman                                Chairman of the Board and Chief Executive Officer
-------------------------------------
Steven J. Guttman


/s/ Larry E. Finger                                  Senior Vice President, Chief Financial Officer and Treasurer
-------------------------------------                (Principal Financial and Accounting Officer)
Larry E. Finger

                                                     Trustee
-------------------------------------
Dennis L. Berman


/s/ Kristin Gamble                                   Trustee
-------------------------------------
Kristin Gamble


/s/ Walter F. Loeb                                   Trustee
-------------------------------------
Walter F. Loeb


/s/ Mark S. Ordan                                    Trustee
-------------------------------------
Mark S. Ordan

                                                     Trustee
-------------------------------------
Amy B. Lane

                                                     Trustee
-------------------------------------
Joseph S. Vassalluzzo


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

                                INDEX TO EXHIBITS

5.1 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
23.1 Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)


The consent of Arthur Andersen LLP, the registrant's former independent public accountants for the years ended December 31, 1999, 2000 and 2001, could not be obtained after reasonable efforts and, accordingly, is being omitted pursuant to Rule 437a promulgated under the Securities Act of 1933, as amended. The absence of a consent from Arthur Andersen may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to us) may be limited as a practical matter due to the recent criminal conviction and other recent events regarding that firm.

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